Exhibit 99.2

[United States Coast Guard letterhead]

Subj: NOTICE OF AVAILABILITY OF EA; NOTICE OF PUBLIC HEARINGS; REQUEST FOR COMMENTS; DRAFT FINDING OF NO SIGNIFICANT IMPACT; AND TRANSMITTAL OF FINAL ENVIRONMENTAL ASSESSMENT (AS APPLICABLE) FOR THE MAIN PASS ENERGY HUBTM (MPEHTM) DEEPWATER PORT LICENSE APPLICATION AMENDMENT (DOCKET No. USCG-2005-17696)

Dear Interested Party:

Within the next week, the U.S. Department of Transportation (DOT), Maritime Administration (MARAD) will be publishing a Federal Register Notice of Availability of the Environmental Assessment (EA) and Draft Finding of No Significant Impact; Notice of Public Hearings; and Request for Comments on Freeport-McMoRan Energy, L.L.C.’s amended license application for the Main Pass Energy HubTM (MPEH). In our effort to provide sufficient time for review of information and preparation for the public hearings we are providing this additional mailing. The information contained herein will be included in the above mentioned Federal Register Notice.

For those on the distribution list for the EA, we have included your copy(s) with this mailing. A copy of the EA, FEIS, license application, license application amendment, comments and associated documentation is available for view at the DOT’s docket management Web site: http://dms.dot.gov under docket number 17696.

Copies of the EA and FEIS are also available for review at Pascagoula Jackson-George Regional Headquarters Public Library, Pascagoula, MS, 228-769-3227; Bayou La Batre City Public Library, AL, 251-824-4213; Mobile Public Main Library, AL, 251-208-7106; New Orleans Main Public Library, LA, 504-529-7989.

Summary

The U.S. Coast Guard and Maritime Administration (MARAD) announce the availability of the Environmental Assessment (EA) and Draft Finding of No Significant Impact (FONSI) on the Main Pass Energy Hub (MPEH) Deepwater Port Amended License Application. We are also announcing the date and location of public hearings for the approval or denial of the license application.

The application and the amendment describe a project that would be located in the Gulf of Mexico in Main Pass Lease Block 299 (MP 299), approximately 16 miles southeast of Venice, Louisiana. A draft and final Environmental Impact Statement (EIS) evaluating the original application was published on June 17, 2005 and March 14, 2006, respectively.

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SUBJECT: MPEH NOTICE AND EA                                                                        September 19, 2006

The Main Pass Energy Hub Deepwater Port License Application originally proposed the use of “open-loop” open rack vaporization (ORV). In the Amended Application, the applicant is proposing a “closed-loop” system of submerged combustion vaporization with selective catalytic reduction (SCV/SCR). Though similar, a more generic SCV/SCR system was analyzed in detail in the FEIS as an alternative. The Amended Application provides expanded and refined actual design information regarding the proposed changes.

The EA was prepared to provide analysis of the actual SCV/SCR design now being proposed and to determine if there were any significant impacts resulting from this change in proposed regasification technology in addition to or different from those previously assessed in the FEIS. The original application and environmental analysis contained in the FEIS still apply, including facilities, offshore and onshore pipelines, and salt cavern gas storage.

Previous comments on the FEIS and application will continue to be considered in this process and need not be repeated. Based upon the EA, we have determined that the project changes as proposed in this amended application will not have a significant impact on the environment and we are therefore issuing a Draft Finding of No Significant Impact (FONSI) for public review and comment.

Informational Open Houses and Public Hearings

We invite you to learn about the proposed deepwater port at informational open houses. We also invite you to comment at the public hearings on the proposed action and the evaluation contained in the FEIS, EA, the license application and amendment. Though we will accept all comments, relevant comments previously submitted on the FEIS and application will continue to be considered in the license application process and need not be resubmitted.

Date	Open House	Public Hearing	Location
Tuesday	4:30 p.m. to 6 p.m.	6:00 p.m. to 8:00 p.m.	Grand Bay St. Elmo
October 3, 2006			Community Center
11610 Highway 90 West,
Grand Bay, Alabama
Phone: 251-865-4010

Wednesday	4:30 p.m. to 6 p.m.	6:00 p.m. to 8:00 p.m.	La Font Inn
October 4, 2006			2703 Denny Avenue
Pascagoula, Mississippi
Phone: 228-762-7111

Thursday	4:30 p.m. to 6 p.m.	6:00 p.m. to 8:00 p.m.	New Orleans Marriott
October 5, 2006			555 Canal Street
New Orleans, Louisiana
Phone: 504-581-1000

                                                                                                                                    16613
SUBJECT: MPEH NOTICE AND EA                                                                    September 19, 2006

Speaker registration will be available at the door. In order to allow everyone a chance to speak, we may limit speaker time, or extend the hearing hours, or both. You must identify yourself, and any organization you represent, by name. Your remarks will be recorded or transcribed for inclusion in the public docket.

You may submit written material at the public hearing, either in place of or in addition to speaking. Written material must include your name and, address, and will be included in the public docket.

If you plan to attend either the open house or the public hearing, and need special assistance such as a sign language interpretation or other reasonable accommodation, please notify the Coast Guard. (see For Further Information Contact) at least 4 business days in advance. Include your contact information as well as information about your specific needs.

Additional Important Dates

Date	Action	DWPA Requirement
November 6, 2006	Material submitted in response to the request for comments must reach the Docket Management Facility	End of the 45 day public comment period (USCG Guideline)

November 20, 2006	Federal and State agencies must submit comments on the application as amended, recommended conditions for licensing, or letters of no objection.	Within 45 days after the final public hearings

November 20, 2006
Governors of the adjacent coastal states of Alabama, Louisiana, and Mississippi may approve, disapprove, or notify MARAD of inconsistencies with State programs relating to environmental protection, land and water use, and coastal zone management, in which case MARAD will condition any license granted to make it consistent with state programs.
Within 45 days after the final public hearings

January 3, 2007	MARAD will issue a record of decision (ROD) to approve, approve with conditions, or deny the DWP license application. Also approval of FONSI if so determined.	Within 90 days after the final public hearing

Submitting Comments to the Docket

You can submit material to the Docket Management Facility during the public comment period. Submissions should include:

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SUBJECT: MPEH NOTICE AND EA                                                                        September 19, 2006

•	Docket number USCG-2004-17696
•	Your name and address.
•	Your reasons for making each comment or for bringing information to our attention.

Submit comments or material using only one of the following methods:

•	Electronic submissions to DMS, .
•	Fax: 202-493-2251
•	Mail, or hand delivery to the Docket Management Facility.
                           Docket Management Facility
U.S. Department of Transportation
400 Seventh Street SW.
Washington, DC 20590-0001

The Docket Management Facility accepts hand-delivered submissions, and makes docket contents available for public inspection and copying, at this address, in room PL-401, between 9 a.m. and 5 p.m., Monday through Friday, except Federal holidays. The Facility’s telephone is 202-366-9329. If you have questions on viewing the docket, call Renee V. Wright, Program Manager, Docket Operations, telephone: 202-493-0402.

Regardless of the method used for submitting comments or material, all submissions will be posted, without change, to the DMS website (http://dms.dot.gov), and will include any personal information you provide. Therefore, submitting this information makes it public. You may wish to read the Privacy Act notice that is available on the DMS website, or the Department of Transportation Privacy Act Statement that appeared in the Federal Register on April 11, 2000 (65 FR 19477).

Background

History

We published a notice of application for the proposed MPEH LNG Terminal LLC deepwater port at 69 FR 32363 (June 9, 2004); a notice of intent to prepare an EIS at 69 FR 45337 (July 29, 2004); announced the availability of the draft EIS (DEIS) at 70 FR 35277 (June 17, 2005; the final EIS (FEIS) at 71 FR 13213 (March 14, 2006). To seek public involvement and comply with the requirements of the DWPA and NEPA, open houses and public hearings were held in all adjacent coastal states for scoping, DEIS and FEIS/Application in Grand Bay, Alabama, New Orleans, Louisiana, and Pascagoula, Mississippi.

During this public review process, extensive public and agency comments were submitted that discussed the project and both open-loop ORV and closed-loop SCV technologies as reasonable alternatives for the regasification technology. For this and other reasons, the Final EIS included detailed discussion and evaluation of both SCV and ORV technologies.

                                                                                                                                     16613
SUBJECT: MPEH AND EA                                                                                     September 19, 2006

On May 5, 2005, Governor Blanco of Louisiana, exercising authority granted under the DWPA, disapproved the Main Pass application based on the use of ORV. In her letter of disapproval she indicated support for closed-loop systems.

On May 31, 2006, the Coast Guard and MARAD received an amendment to the original application from the applicant. The applicant in this amended application now proposes to change the project to use SCV in place of ORV.

On June 21, 2006 the Administrator of MARAD issued a ROD stating that a license for the project as originally planned would not be issued and no further action would be taken on the application as originally submitted. MARAD and Cost Guard further determined that they would process the amended application according to the applicable provisions of the DWPA and NEPA.

On August 10, 2006 (71 FR 45899) we provided notice of the availability of the amended application; the intent to prepare an EA; and request for comments.

The Environmental Assessment

The application amendment contains the actual SCV/SCR design that would be used. Because a more generic SCV/SCR system was fully evaluated as a reasonable alternative in sufficient detail in the EIS to provide an opportunity for in-depth public review, the Coast Guard and MARAD determined, in coordination with the other involved federal agencies, including the U.S. EPA, that an Environmental Assessment that incorporates by reference and tiers from the FEIS would provide the appropriate level of NEPA review and analysis.

The EA describes the project changes and focuses the evaluation of the amendment, incorporating the FEIS by reference. Our review indicates the SCV/SCR proposal provides a reduction in impacts in several key resource areas. In addition, a number of comments from the public, and from State, and Federal agencies discussed and supported closed-loop SCV as a preferred alternative.

After the EA was completed we determined that a FONSI for the amended application was applicable for the action and that the applicant’s change in preferred regasification technology from ORV to SCV/SCR that was previously evaluated in the FEIS would not have a significant effect on the environment in addition to or different from those impacts previously assessed and disclosed in the FEIS.

Summary of the Application Amendment

In the original application, the applicant proposed open rack vaporization (ORV) as their preferred alternative. In this application amendment, the applicant is now proposing a closed-loop vaporization system known as submerged combustion vaporization with selective catalytic reduction (SCV/SCR).

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SUBJECT: MPEH NOTICE AND EA                                                                September 19, 2006

This change would eliminate seawater usage; replace water-cooled generators with low emission, air-cooled gas turbine generators; propose use of sodium hydroxide to neutralize the SCV process water; would move Platform No. 3 from its current position to the Terminal to support vaporization equipment; and made other minor changes to Terminal operations and infrastructure to support SCV-SCR operations.

Proposed non-Terminal construction and operations were not changed by the amended Application. All other aspects of the original application and environmental analysis contained in the EIS continue to apply, including facilities, pipelines, and salt cavern gas storage.

SCV/SCR vaporization was analyzed in detail in the EIS as an alternative technology (EIS Option 1d). In summary, the key differences in this proposed change from the original ORV proposal (EIS Option 2b) include:

•	Elimination of 134 million gallons per day of seawater intake and discharge. Elimination of seawater intakes and outfall structures. The SCV/SCR system uses no seawater.
•	Elimination of potential biological impacts from vaporization and seawater intake entrapment or entrainment and reduced discharge temperature plume.
•	Elimination of the use of sodium hypochlorite chlorination requirement.
•
Discharge of 345,000 gallons per day (at peak 1.6 bcfd vaporization) process water produced through SCV/SCR operation. Ph would be managed between 6 and 9 through injection of 20% by weight caustic soda solution (sodium hydroxide) into the stream. The neutralization reaction produces sodium carbonate and water. This would also require the addition of a 50,000 gallon storage tank.

•	Install eight SCV/SCR units (EIS Option 1d) as replacements for the six ORV units previously proposed (EIS Option 2b).
•
Relocate and remodel existing MPEH Platform No.3 to a position north of Bridge 11 between Platforms BS-8 and BS-Y7 to accommodate three of the eight SCV/SCR vaporizers and three gas turbines generators relocated from Platform No.1. Existing well conductors and jacket main piles would be removed and the jacket installed on the new site. Structural and system modifications to the deck of existing Platform BS-8 and existing Bridge No. 11 would also be required.

•	Inject 240 gallons per day of 19.5% (by weight) aqueous ammonia solution into the gas stream of the SCR. This will require installation of a 7200 gallon tank.
•
Operational air emissions of the SCV/SCR amendment are reduced from the original proposal. Total construction emissions over 5 years would be approximately 7% higher than the original proposal due to moving the platform.

•	Direct burning of 1-1.5% of natural gas for LNG vaporization removing this resource from the nation’s energy supply.

Federal Energy Regulatory Commission Certificate of Public Convenience and Necessity

The onshore portion of this project shoreward of the mean high water line falls under the jurisdiction of the Federal Energy Regulatory Commissions (FERC).

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SUBJECT: MPEH NOTICE AND EA                                                                                September 19, 2006

Freeport-McMoRan has received FERC authorization to construct and operate the Coden pipeline conditioned on receiving the license for the DWP from MARAD. (FERC Order Issuing Certificate issued May 18, 2006, FERC Docket Nos. CP04-68 and CP04-69). This is the 5.1 mile Bayou La Batre alternative in the FEIS.

Department of Army Permits

On July 22, 2005, the New Orleans District, Army Corps of Engineers issued a joint public notice advising all interested parties of the proposed activity for which a Department of the Army Section 404 and 10 permits are being sought and solicited comments and information necessary to evaluate the probable impact on the public interest. This comment period is now closed. As this amendment falls under the environmental review of the DWPA, and not Section 10 of the River and Harbors Act and does not change the Section 404/10 review, an additional comment period is not required by the Army Corps of Engineers.

For Further Information Contact

If you have questions, need further information or assistance please contact Mr. Roddy C. Bachman of my staff at 202-372-1451 or email: Roddy.C.Bachman@uscg.mil.

Sincerely,

/s/ M. A. Prescott
M. A. PRESCOTT
Chief, Deepwater Ports Standards
U.S. Coast Guard
By direction

Enclosures: Final EA and Draft FONSI (as applicable)